UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 16, 2006
PERFORMANCE FOOD GROUP COMPANY
(Exact Name of Registrant as Specified in Charter)

Tennessee	0-22192	54-0402940

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 West Creek Parkway, Richmond, Virginia	23238

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 484-7700
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On May 16, 2006, the Board of Directors of Performance Food Group Company, a Tennessee corporation (the “Company”) approved the award of 2,500 restricted shares (the “Restricted Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to each of the Company’s non-employee directors pursuant to the terms of the Company’s 2003 Equity Incentive Plan, as amended (the “Plan”).
     The forfeiture restrictions on the Restricted Shares will lapse on the first anniversary of the date of grant so long as the grantee continues to serve on the Company’s board of directors for such period but will lapse earlier upon a change in control (as defined in the Plan) or the grantee’s death or termination from service on the Company’s board of directors as a result of his or her disability. The grantee will have the right to vote the Restricted Shares and to receive dividends paid by the Company on shares of its Common Stock during the forfeiture period.
     The form of restricted share award agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
10.1	Form of Non-Employee Director Restricted Share Award Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

By:	/s/ John D. Austin

Name:	John D. Austin
Title:	Senior Vice President and
Chief Financial Officer
Date: May 17, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Non-Employee Director Restricted Share Award Agreement.